Exhibit 10.3

University of Minnesota

SECOND AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT

THIS SECOND AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (the “Amendment Second”) is entered into and effective as of the date of last signature (the “Second Amendment Effective Date”) by and between Regents of the University of Minnesota, a Minnesota constitutional corporation under the laws of the state of Minnesota, having a place of business at 1000 Westgate Drive, Suite 160, St. Paul, MN 55114 (the “University”), and Miromatrix Medical Inc. a corporation under the laws of the state of Delaware having a business address of 18683 Bearpath Trail, Eden Prairie, MN 55347 (the “Company”) (The University or the Company may be referred to below as a “Party” or jointly as the “Parties”).

BACKGROUND

The Parties entered into an Exclusive Patent License Agreement, dated and effective as of 04 February 2010 (the “EPLA”), and as amended under the Amendment First dated and effective as of 17 November 2010) (the “Amendment First”) under which the University granted to the Company an exclusive license to the University’s intellectual property rights in the Licensed Technology, as described more fully in the EPLA and the Amendment First. The Parties now wish, inter alia, to amend the Company’s rights and obligations under the EPLA as provided in this Amendment Second.

NOW, THEREFORE, the Parties agree as follows:

1.	Capitalized terms not otherwise defined in this Amendment Second have the meanings ascribed to them in the EPLA.

2.	The Parties hereby amend the EPLA as of the Second Amendment Effective Date as follows:

2.1	The language in Section 5.3 of the ELPA is amended by adding the following language to the end of the Section:

“61/379,073 US 08 March 2012 Methods of Recellularizing A Tissue or Organ for Improved Transplantability”

2.2	The language in Section 9(v) of the EPLA, as amended, beginning with “on or before June 30, 2013” is deleted and replaced with “on or before June 30, 2014”

2.3	The language in the first sentence of Section 11.4.2 of the EPLA, beginning with “Beginning on the date in which” and ending with “royalty obligation applies:” is deleted and replaced with “Beginning in the calendar year in which any Licensed Product or combination of Licensed Products first achieves cumulative Commercial Sales of five million dollars ($5,000,000), the following minimum annual royalty obligation applies:”

2.4	The language in the last sentence of Section 11.4.2 of the ELPA beginning with “If the date” and ending with “end of that year.”, is deleted.

3.	Except as amended in this Amendment Second, all the terms and conditions of the EPLA shall remain unchanged and in full effect.

4.	This Amendment Second may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic execution and delivery of this Amendment Second shall be binding and enforceable for all purposes.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Second Amendment to the Exclusive Patent license Agreement as of the Second Amendment Date.

Regents of the University of Minnesota		Miromatrix Medical Inc.

By:	/s/ Jay W. Schrankler	By:	/s/ Robert Cohen
	Jay W. Schrankler		Robert Cohen
	Executive Director		President & CEO
Office for Technology Commercialization

Date: 3/12/2013		Date: 3/12/2013

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